Exhibit 99.2
Terayon and Frontiers Partner for Expanding Japanese IPTV Video Market
Santa Clara, California — September 20, 2005 — Terayon Communication Systems, Inc. (NASDAQ: TERN), a leading provider of digital video networking applications and home access solutions, today announced that Frontiers, a leading digital video systems integrator serving Japanese television broadcasters, cable television operators, satellite providers and telecommunications carriers, has joined the Terayon Partner Program.
     As a Terayon Partner Program member, Tokyo-based Frontiers will offer Terayon’s complete line of digital video products to its customers, along with its systems integration and networking planning services.
     “The digital video revolution is growing worldwide and adding Frontiers to our partner program expands our reach into the growing Japanese market,” said Jerry Chase, CEO of Terayon. “The goal of the Terayon Partners Program is to work with proven companies that have as much in-country and industry experience as they do technical expertise — and Frontiers clearly meets that goal, giving us a strong partner in a most important market.”
     “Japan has just entered into the Digital IPTV era, and IPTV will become a primary broadcasting service in Japan by 2011,” said Hiroshi Tango, President of Frontiers. “Terayon’s innovative products can accelerate the transition of broadcasting from analog to digital, and onto a rich broadband subscriber network in Japan. We are very proud to partner with Terayon and to introduce Terayon products to our existing customers in broadcast, cable and telecom.”
Terayon Partner Program Overview
     The Terayon Partner Program consists of three categories: Solutions Partners, Authorized Resellers and Technology Partners. In all cases, Terayon works closely with its partners to develop optimal solutions for customers. Terayon Partner Program members include a broad range of industry leaders, such as ADB, Adtec, Aviva, Capella, C-COR, Chyron, Concurrent, Digital Fountain, EVS, Harmonic, Latens, Miranda Technologies, Modulus Video, NDS, SeaChange International, SEG, TANDBERG Television and Triveni Digital. Additional information on the Terayon Partner Program is available at www.terayon.com/partners or by email at partners@terayon.com.
     About Frontiers
     Frontiers provides equipment and systems integration services to help its customers create B-to-B communications networks that deliver broadcast-quality video. The company’s networking planning and systems integration capabilities are complemented with a full line of video transmission equipment, optical amplifiers, other optical components and on-demand provisioning systems for integrated broadband video transmission environments. Frontiers Co., Ltd. website is http://www.big-frontiers.co.jp and the company can be reached via email at info@big-frontiers.co.jp.
     About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERN) provides digital video networking applications and home access solutions that enable the delivery of advanced digital video, voice and data services. Service providers worldwide have deployed more than 5,000 of Terayon’s digital video systems to brand their programming, insert millions of digital ads, offer HDTV and other digital video services. More than five million Terayon cable modems and other home access solutions have been deployed by cable operators globally to provide broadband Internet access and VoIP telephony. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contacts:	Investor Contact:
Rebecca West	Eileen Morcos
(415) 402-0230	(408) 235-5544
rebecca@atomicpr.com	eileen.morcos@terayon.com
“Safe Harbor” Statements under the Private Securities Litigation Reform Act of 1995:
Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties; including the migration to all-digital operation by broadcasters, cable operators, satellite providers and telecommunications carriers worldwide; the acceptance of IPTV by Japanese broadcasters; as well as the other risks and uncertainties detailed from time to time in Terayon’s filings with the SEC, including Terayon’s 10-K for the year ended Dec. 31, 2004.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.